Exhibit 10.10

SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE (hereinafter referred to as the “Seventh Amendment”) is made effective as of the 14th day of January, 2010, by and amongst the entities listed as “Lessor” at the end of this Seventh Amendment (being the current holders of the interest of Continental Acquisitions, Inc. in the Lease (ad defined below) by certain assignments, and hereinafter jointly and severally referred to as “Lessor”), ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation (as successor-in-interest to World Financial Network National Bank (U.S.)), hereinafter referred to as “Lessee”) and ALLIANCE DATA SYSTEMS CORPORATION, a Delaware corporation (hereinafter referred to a “Guarantor”).

RECITALS

A.
Continental Acquisitions, Inc. as the original lessor, and World Financial Network National Bank (U.S.), as the original lessee, entered into a lease agreement dated July 2, 1990 (which along with the six (6) amendments referenced in (B) below, are collectively referred to hereafter as the “Lease”) for a certain office building containing approximately 100,800 square feet and located at 220 West Schrock Road, Westerville, Ohio 43081 (the “Premises”).

B.
The Lease was amended by that certain First Amendment of Lease dated September 11, 1990, that certain Second Amendment of Lease dated November 16, 1990, that certain Third Amendment of Lease dated February 18, 1991, that certain Fourth Amendment to Lease dated June 1, 2000, that certain Fifth Amendment to Lease dated June 30, 2001 and that certain Sixth Amendment to Lease dated January 27, 2006.

C.	Guarantor has guaranteed the obligations of Lessee under the Lease pursuant to a certain “Guarantee” dated June 1, 2000 (hereinafter referred to as the “Guarantee”).
D.
The current term of the Lease expires on May 31, 2011, and Lessor and Lessee wish to extend the Lease for an additional term of three (3) years and two (2) months on the terms and conditions set forth herein.

PROVISIONS

1.
Incorporation of Recitals.  The Recitals portion of this Seventh Amendment is hereby incorporated by this reference to the same extent and as fully as though it were here rewritten in its entirety.  All capitalized terms not otherwise defined herein shall have the same meaning set forth in the Lease.

2.	Extension of Term; Renewal Option. Lessor and Lessee hereby extend the term of the Lease for an additional term commencing on June 1, 2011 and terminating on July 31, 2014.

Subject to the terms and conditions set forth below, Lessee shall have the option to renew the term the Lease for one (1) additional period of five (5) years beginning august 1, 2014 and ending on July 31, 2019 (“Renewal Option”).  The exercise of the Renewal Option by Lessee shall be subject to satisfaction of all of the following conditions precedent:

a.
No default under the Lease shall exist and no event shall have occurred which with notice or lapse of time, or both, would constitute a default under the Lease at the time of the exercise of the option and at the commencement of the renewal term.

b.	This Lease shall not have been assigned or the Premises sublet in whole or in part except as expressly permitted under this Lease.

c.	Lessee shall have given Lessor notice in writing of Lessee’s exercise the Renewal Option no later than January 31, 2014.
The fixed Minimum Rent during the Renewal Option shall be as set forth in paragraph 3 of this Fourth Amendment.  Except as otherwise provided herein, the term under the Renewal Option shall be on the same terms and conditions as contained in the Lease.  Lessee shall have no further right or option to extend the term of the Lease beyond the Renewal Option term.

3.	Fixed Minimum Rent. Lessee shall pay Fixed Minimum Rent during the extended term under paragraph 2 above and the Renewal Option, if applicable, in the following annual and monthly amounts:

Extended Term Period	Annual Amount	Monthly Installment	Amount per s.f.
June 1, 2011 through and including July 31, 2014	$	$	$
Renewal Option August 1, 2014 though and including July 31, 2019	$	$	$

In addition to Fixed Minimum Rent, Lessee shall continue to be responsible for the payment of all additional rent and all other costs and expenses as provided in the Lease.

4.
Tenant Improvements and Allowance.  In consideration of the extension of the current term of the Lease, Lessor shall provide a tenant improvement allowance up to a maximum of One Hundred Fifty-six Thousand Four Hundred Eight-eight Dollars ($  ) (the actual disbursed amount of the tenant improvement allowance is hereinafter referred to as “Tenant Improvement Allowance”).  The Tenant Improvement Allowance shall be used to construct alterations, additions and improvements to the Premises (hereinafter referred to as the “Tenant Improvements”) that are more particularly described in the plans and specifications attached hereto as Exhibit A and made a part hereof.  Any material modification or amendment of the plans and specifications in Exhibit A shall require the prior written consent of Lessor before installation in the Premises. The Tenant Improvement Allowance shall be paid to Lessee in a single disbursement which shall be due within thirty (30) days after Lessee has satisfied each of the following conditions precedent.

a.	Lessee shall have furnished to Lessor copies of all invoices and other supporting documentation which indicates the actual costs incurred for the construction of the Tenant improvements.
b.	Lessee shall have furnished to Lessor properly executed mechanic’s lien releases from all persons or entities that might be able to claim a mechanic’s lien on account of the Tenant Improvements.
c.	Lessee shall have furnished to Lessor a copy of the final certificate of occupancy, if any, for the Tenant Improvements.
Lessor shall have no obligation to disburse funds in excess of the maximum amount of the Tenant Improvement Allowance or to make the single disbursement of the Tenant Improvement Allowance if Lessee has not satisfied the conditions precedent described above on or before December 1, 2010.  Further, Lessor shall not be obligated to disburse all or any part of the Tenant Improvement Allowance if an event of default has occurred under the Lease or an event has occurred, which with notice or lapse of time, or both, would constitute an event of default under the Lease.  Any costs and expenses of the Tenant Improvements in excess of the Tenant Improvement Allowance shall be paid solely by Lessee.

Lessee shall procure all necessary licenses, permits, approvals and authorizations for the Tenant Improvements, and shall promptly and diligently construct the Tenant Improvements in a good and workmanlike manner.  Except as otherwise provided herein, all Tenant Improvements shall be subject to the provisions of Section 6.10 of the Lease.

5.
No Other Changes; Ratification of Lease and Guarantee.  This Seventh Amendment shall only modify or amend the Lease to the extent provided herein and all other conditions, covenants and agreements in the Lease shall remain in full force and effect.  Subject to the terms of this Seventh Amendment, Lessor and Lessee do hereby ratify and confirm in their entirety the conditions, covenants and agreements contained in the Lease, and Guarantor hereby ratifies and confirms in conflict between the provisions contained in this Seventh Amendment and the provisions of the Lease, this Seventh Amendment shall control.

6.
Miscellaneous.  The governing law provisions set forth in the Lease shall also be applicable to this Seventh Amendment.  The captions at the beginning of the several paragraphs of this Seventh Amendment are for the convenience of the reader and shall be ignored in construing this Seventh Amendment.  This Seventh Amendment may be executed in several counterparts and each of such counterparts shall be deemed to be an original hereof.

IN WITNESS WHEREOF, Lessor, Lessee and Guarantor have executed this Seventh Amendment effective as of the date first set forth above.

LESSOR:

JEL/220 W. SCHROCK, LLC,
an Ohio limited liability compaNy

By:	/s/ John E. Lucks
John E. Lucks, Jr., Manager

STATE OF OHIO
COUNTY OF FRANKLIN

The foregoing instrument was acknowledged before me this 24th day of February, 2010 by John E. Lucks, Jr., Manager of JEL/220 W. SCHROCK, LLC, an Ohio limited liability company, on behalf of the company.

/s/ Margaret A. McCandless
Notary Public

FEK/220 W. SCHROCK, LLC,
an Ohio limited liability company

By:	/s/ Franklin E. Kass
Franklin E. Kass, Manager

STATE OF OHIO
COUNTY OF FRANKLIN

The foregoing instrument was acknowledged before me this 24th day of February, 2010 by Franklin E. Kass, Manager of FEK/220 W. SCHROCK, LLC, an Ohio limited liability company, on behalf of the company.

/s/ Margaret A. McCandless
Notary Public

CP/220 W. SCHROCK, LLC,
an Ohio limited liability company

By:	/s/ Franklin E. Kass
Franklin E. Kass, Manager

STATE OF OHIO
COUNTY OF FRANKLIN

The foregoing instrument was acknowledged before me this 24th day of February, 2010 by Franklin E. Kass, Manager of CP/220 W. SCHROCK, LLC, an Ohio limited liability company, on behalf of the company.

/s/ Margaret A. McCandless
Notary Public

NRI 220 W. SCHROCK, LLC,
an Ohio limited liability company

By:	/s/ Brian Ellis
Brian J. Ellis, President & COO

STATE OF OHIO
COUNTY OF FRANKLIN

The foregoing instrument was acknowledged before me this 2nd day of March, 2010 by Brian J. Ellis, President & COO of Nationwide Realty Investors, Ltd., an Ohio limited liability company, on behalf of the company.

/s/ Sarah E. Brown
Notary Public

LESSEE:
ADS ALLIANCE DATA SYSTEMS, INC.,
a Delaware corporation

By:	/s/ Robert R. Box
Robert R. Box, COO ADS Retail

STATE OF OHIO
COUNTY OF FRANKLIN

The foregoing instrument was acknowledged before me this 14th day of January, 2010 by Robert R. Box of ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation, on behalf of the corporation.

/s/ Nancy Wiseman
Notary Public

GUARANTOR:
ADS ALLIANCE DATA SYSTEMS, INC.,
a Delaware corporation

By:	/s/ Robert P. Armiak
Robert P. Armiak, SVP & Treasurer

STATE OF OHIO
COUNTY OF FRANKLIN

The foregoing instrument was acknowledged before me this 14th day of January, 2010 by Robert P. Armiak of ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation, on behalf of the corporation.

/s/ Victoria L. Boggs
Notary Public